EXHIBIT 99.1

Press Release                              Source: Veridicom International, Inc.

Veridicom International Completes Acquisition of Cavio Corp., Paul Mann Named Chief Executive Officer Thursday February 19, 6:24 pm ET

LOS ANGELES--(BUSINESS WIRE)--Feb. 19, 2004--Veridicom International, Inc., a global provider of biometric authentication and identity management solutions, today announced the completion of its previously planned acquisition of Cavio Corp., and the appointment of Paul Mann as Chief Executive Officer.

Paul Mann, CEO of Cavio since its inception in 1998, is noted for his acumen and experience in the global business arena. Under Mr. Mann's management, Cavio has emerged as a premier architect of an easy-to-use technology tool protecting users from fraud, misrepresentation, security and privacy abuses. The Cavio platform overseen by Mr. Mann enables users to biometrically authenticate themselves to secure transactions, control access, authorize payment and confirm identity across a wide range of industries. His career has been characterized by an emphasis on international trade and international business development, and by his ability to marry creativity with real world practicality, particularly in technology development.

Mr. Mann has held a variety of international sales and marketing posts throughout Europe including: Sales and Marketing Manager, Erith PLC, England; National Sales and Marketing Director, Eurodata Limited, UK; and Sales and Marketing Director ASB Grunland, Ludwigsburgh, Germany. In Canada, he has served as President of an international business referral service linking global trade opportunities, and has worked to spearhead the international sales and marketing initiatives of The Business Development Corporation.

"Veridicom International is a company with an amazing future, and I'm grateful for the Board's confidence in my abilities to lead our company. I feel very strongly that we will secure a dominant position in the extremely fast developing arena of biometrics and identity management," said Mann.

About Veridicom International, Inc.

Veridicom International, Inc. is a global provider of biometric authentication and identity management solutions built on proprietary and patented hardware products, software solution and algorithms. The Company offers complete "out-of-the-box" identity management solution, integrating hardware, core enterprise middleware and application software into one seamless authentication suite. Veridicom International's identity management solutions are targeted towards clients involved in government, defense, enterprise, industry and matters of Homeland Security.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The Company's actual results could differ



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materially from expected results as a result of a number of factors, including general business conditions in the industry, changes in demand for products, the timing and amount or cancellation of orders, the uncertainties in research and development programs, the evaluation of potential opportunities, the level of corporate expenditures, capital market conditions, and others set forth in the Company's periodic reports as filed with the Securities and Exchange Commission and published on the Edgar System.


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Contact:
     Veridicom International, Inc.
     Robert Bleckman, 713-521-2147
     robertbleckman@sbcglobal.net
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Source: Veridicom International, Inc.






































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